Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations Department
(727) 530-7700

LINCARE CEO EXTENDS 10b5-1 STOCK PLAN

Clearwater, Florida (June 16, 2005) - - Lincare Holdings Inc. today announced that John P. Byrnes, chairman and chief executive officer, has amended his prearranged trading plan to extend the term of the plan and to sell additional shares in the company in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

The previously disclosed plan is amended to increase the term of the plan and to add options for approximately 300,000 shares to be exercised and sold pursuant to the plan, subject to the satisfaction of certain price targets for the shares.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home.  The Company provides services and equipment to over 560,000 customers in 47 states.

Any statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.